Exhibit (h)(xii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K





                     TRANSFER AGENCY AND SERVICE AGREEMENT


                                    BETWEEN

                               MTB GROUP OF FUNDS

                                      AND

                      BOSTON FINANCIAL DATA SERVICES, INC.














U:\legal\bfdscont\mtb\mtbgroupfinal.doc

                               TABLE OF CONTENTS
                                                                            Page

1.    Terms of Appointment and Duties..........................................1

2.    Fees and Expenses........................................................6

3.    Representations and Warranties of the Transfer Agent.....................7

4.    Representations and Warranties of the Fund...............................7

5.    Wire Transfer Operating Guidelines.......................................7

6.    Data Access and Proprietary Information..................................9

7.    Indemnification.........................................................11

8.    Standard of Care/Limitation of Liability................................13

9.    Confidentiality.........................................................13

10.   Covenants of the Fund and the Transfer Agent............................15

11.   Termination of Agreement................................................16

12.   Assignment and Third Party Beneficiaries................................17

13.   Subcontractors..........................................................18

14.   Miscellaneous...........................................................18

15.   Additional Funds........................................................20

16.   Limitations of Liability of the Trustees and Shareholders...............20

                        TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 1st day of October, 2005, by and between MTB GROUP OF FUNDS, a Delaware statutory trust, having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-7010 (the "Fund"), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, North Quincy, Massachusetts 02171 (the "Transfer Agent"). This Agreement shall be considered a separate agreement between the Transfer Agent and each Portfolio (as defined below) and references to "the Fund" shall refer to each Portfolio separately, except for purposes of termination provisions in Section 11.2. No Portfolio shall be liable for the obligations of, nor entitled to the benefits of, any other Portfolio under this Agreement.

WHEREAS, the Fund offers shares in various series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 15, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Terms of Appointment and Duties

  1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent, and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio. In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, copies of which will be provided to the Funds' administrator as applicable and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

      (a)Receive for acceptance, orders for the purchase of Shares, and, with respect to orders and payment which are in good order according to the processing guidelines of the Transfer Agent, promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund (the "Custodian"). Orders which are not in good order will be rejected by the Transfer Agent, and the purchaser will be notified of such action in accordance with the applicable procedures and turn around times;

      (b)Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

      (c)Receive for acceptance redemption requests and, with respect to requests which are in good order according to the Transfer Agent's processing guidelines, promptly deliver the appropriate documentation thereof to the Custodian. Redemption orders which are not in good order will be rejected by the Transfer Agent and the redeeming Shareholder will be notified of such action in accordance with the applicable procedures and turn around times;

      (d)In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent may execute transactions directly with broker-dealers authorized by the Fund;

      (e)At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

      (f)Effect transfers and/or exchanges of Shares by the registered owners thereof upon receipt of requests from the registered owners that are in good order according to the Transfer Agent's processing guidelines. All instructions for transfer and/or exchange of Shares that are not in good order shall be rejected by the Transfer Agent and the Shareholder will be notified of such action in accordance with the applicable procedures and turn around times;

      (g)Deduct from all redemption proceeds, and remit to the appropriate party, any applicable redemption fees, contingent deferred sales charges, and other appropriate fees according to (i) the prospectus, (ii) the relevant information contained in any good redemption orders, and (iii) proper instructions, as applicable;

      (h)Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

      (i) Issue replacement checks and place stop orders on original checks based on Shareholder's representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the Fund, and the Fund shall be responsible for all losses or claims resulting from such replacement;

      (j)Maintain   records   of  account  for  and  advise  the  Fund  and  its
      Shareholders as to the foregoing; and

      (k)Record the issuance of Shares of the Fund and maintain a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

  1.2 Additional  Services.   In  addition  to,  and  neither  in  lieu  nor  in
      contravention of, the services set forth in the above Section 1.1, the Transfer Agent shall perform the following services:

      (a)Perform  the  customary  services  of   a   transfer   agent,  dividend
      disbursement agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal plan);

      (b)Withhold taxes on U.S. resident and non-resident alien accounts and, prepare and timely file with the United States Internal Revenue Service and appropriate state agencies, all required information reports as to dividends and distributions paid to Shareholders. The Transfer Agent shall prepare and timely mail to Shareholders, to the extent required, all information and/or notices with respect to dividends and distributions paid to such Shareholder, the sale price of any Shares sold and such other information as shall be necessary for the Shareholders to determine the amount of any taxable gain or loss in respect of the sale of Shares;

      (c)Prepare and mail confirmation statements and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts;

      (d)At the Fund's request, provide to all Shareholders, such prospectuses, semi-annual reports, annual reports, proxy statements and, only as requested, statements of additional information ("Disclosure Documents") as are provided to Transfer Agent by the Fund, at the times and in the form directed by the Fund from time to time. The Fund shall provide the Transfer Agent with such quantities of the Disclosure Documents as the Transfer Agent shall reasonably request for purposes of permitting the Transfer Agent to fulfill this obligation;

      (e)Identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis in accordance with procedures agreed upon by the Fund and the Transfer Agent and report such actions to the Fund;

      (f)Maintain a daily record and produce a daily report for the Fund and Custodian of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund and Custodian for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund or Custodian may reasonably require, on the next business day;

      (g)The Fund shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to providing a transmission to the third party vendor designated by the Fund;

      (h)In accordance with the rules and procedures of the National Securities Clearing Corporation (the "NSCC") in effect from time to time, (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Fund), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of NSCC broker-dealers and bank participants, (ii) issue the instructions to the Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and
      (iv) maintain Shareholder accounts on TA2000 System through Networking;

      (i) Performance of Certain Services by the Fund. New procedures as to who shall provide certain of the transfer agency and record-keeping related services may be established in writing from time to time by agreement between the Fund and the Transfer Agent. The Transfer Agent may at times perform only a portion of the services and the Fund or its agents and affiliates may perform certain services on the Fund's behalf. As of the commencement of this Agreement, the parties agree that the Fund, its affiliates or agents shall be responsible for performing the services so designated on Schedule 1.2(i). With respect to the services to be performed by the Fund or by any Fund affiliate or agent, the Fund agrees that the Transfer Agent shall not be responsible or liable for such services performed or to be performed by the Fund, its affiliates or agents (including any actions or inactions of the Fund, its affiliates or agents that adversely impact or delay a transaction or request prior to it being received by the Transfer Agent);

      (j)Anti-Money Laundering ("AML") Delegation. Perform certain of the Fund's obligations under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act") as set forth in Schedule 1.2(j) attached hereto, as the same may be amended from time to time by mutual agreement of the parties; and

      (k)Short-Term Support for Telephone Transactions. Provide reasonable short-term assistance to the Fund in handling certain telephone transactions received from shareholders or broker-dealers in the event that the Fund is unable to access its system to process such transactions. The Fund shall promptly notify the Transfer Agent in the event of its need for this support. The Fund may then transfer to an 800 number, which shall be provided by the Transfer Agent, calls from its shareholders and/or broker-dealers and the Transfer Agent shall use all commercially reasonable efforts to handle such calls and process such transactions in accordance with mutually agreed upon written procedures. The Transfer Agent shall provide this short-term support to the Funds for a period of twenty-four (24) hours following receipt of the Fund's notice of its system access issue. If the Fund should determine that it needs telephone support for an additional period beyond the twenty-four (24) hours agreed to herein, then the parties shall first agree upon the terms of such support including the applicable time period and any applicable fees and expenses to be paid to the Transfer Agent by the Fund.

  1.3 Fiduciary Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts ("IRAs"), SIMPLE IRAs, SEP IRAs, Roth IRAs, Education IRAs, and 403(b) Plans (such accounts, "Fiduciary Accounts")), the Transfer Agent, at the request of the Fund, shall arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street Bank and Trust Company (the "Bank"), account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

   1.4Periodic Review of Compliance Policies and Procedures.   During  the Term,
      Transfer Agent shall periodically assess its compliance policies and procedures (the "Policies"). Transfer Agent shall provide, (i) no less frequently than annually, a copy of its Policies to the chief compliance officer of the Fund (the "Chief Compliance Officer"), (ii) at such reasonable times as he or she shall request, access by such Chief Compliance Officer to such individuals as may be necessary for the Chief Compliance Officer to conduct an annual review of the operation of such Policies for purposes of making his or her annual report to the Board of the Fund (the "Annual Report"), (iii) promptly upon enactment, notification of, and a copy of, any material change in such Policies, and
      (iv) promptly upon request, such other information as may be reasonably requested by such Chief Compliance Officer for purposes of making such Annual Report.

    1.5Cooperation  with  Respect  to  Examinations and Audits.  Transfer  Agent shall provide assistance to and cooperate with the Fund, with respect to any federal or state government-directed examinations and with the Fund's internal or external auditors in connection with any Fund-directed site inspection or confidential audits. For purposes of such examinations and inspections or audits, at the request of the Fund, the Transfer Agent will use all reasonable efforts to make available, during normal business hours of the Transfer Agent's facilities, all records and Policies solely as they directly pertain to the Transfer Agent's activities under or pursuant to this Agreement. Any such Fund-directed audit shall not be duplicative of the audit set forth in Section 1.6. Fund-directed inspections or audits and examinations shall be conducted at the Fund's expense and in a manner that will not interfere with the Transfer Agent's normal and customary conduct of its business activities, including the provision of services the Fund and other clients. In connection with any Fund-directed inspection or audit, the Fund shall not attempt to access, nor will it review, the records of any other clients of the Transfer Agent. To the extent practicable, the Fund shall make every effort to
       (i) coordinate Fund-directed audits so as to minimize the inconvenience to the Transfer Agent and (ii) conduct Fund-directed audits of the Transfer Agent simultaneously. With respect to Fund-directed audits, the Transfer Agent shall provide such assistance in accordance with reasonable procedures and at reasonable frequencies not to exceed once a year. The Fund shall provide reasonable advance notice of not less than 10 business days to the Transfer Agent of any Fund-directed inspection or audit and, to the extent possible, of such examinations. The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority. With respect to Fund-directed inspections or audits, the Transfer Agent may require such persons to execute a confidentiality agreement before granting access.

    1.6On an annual basis, the Transfer Agent will provide the Fund, at no expense to the Fund, a SAS 70-Type II independent audit report covering the services provided under this Agreement.

2.    Fees and Expenses

  2.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule ("Schedule 2.1"). Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

   0.2Out-of-Pocket  Expenses.   In  addition  to the fee paid under Section 2.1
      above, the Fund agrees to reimburse the Transfer Agent for out-of-pocket expenses in accordance with Schedule 2.1. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

   0.3Postage.   Postage  for  mailing  of  dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

   0.4Invoices.   The Fund agrees to pay  all  fees  and  reimbursable  expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund. The Fund shall settle such disputed amounts within fifteen (15) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

   0.5Cost of Living Adjustment. Following the Initial Term, unless the parties shall otherwise agree in writing and provided that the service mix and volumes remain consistent as previously provided in the Initial Term, the total fee for all services for each succeeding year shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. As used herein, "CPI-W" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston-Brockton-Nashua, MA-NH-ME-CT, (Base Period: 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics.

   0.6Late Payments.   If  any  undisputed  amount in an invoice of the Transfer
      Agent (for fees or reimbursable expenses) is not paid when due, the Fund shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

3.    Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

  3.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

  3.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

  3.3 It is empowered under applicable laws and by its Articles of Organization to enter into and perform the services contemplated in this Agreement.

   0.4It is a transfer agent  fully  registered  as a transfer agent pursuant to
      Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   0.5All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

   0.6It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.    Representations and Warranties of the Fund

The Fund represents and warrants to the Transfer Agent that:

  4.1 It is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware.

  4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

  4.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

  4.4 It is an open-end, management investment company registered under the Investment Company Act of 1940, as amended.

  4.5 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.    Wire  Transfer Operating Guidelines/Articles 4A of the Uniform  Commercial
      Code

  5.1 Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a good redemption order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

  5.2 Security Procedure. The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

  5.3 Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

  5.4 Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

  5.5 Cancellation Amendment. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

  5.6 Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

  5.7 Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

  5.8 ACH Credit Entries/Provisional Payments. When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

  5.9 Confirmation. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty (30) days.

6.    Data Access and Proprietary Information

  6.1 The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

      (a)Use such programs and databases (i) solely on the Fund's computers,  or
      (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

      (b)Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)), the Proprietary Information;

      (c)Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

      (d)Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

      (e)Allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

      (f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

   a.2Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

  6.3 The Fund acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

  6.4 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

  6.5 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

  6.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any termination of this Agreement.

   a.7Section  6.1  shall  not  restrict any disclosure required to be  made  by applicable law, except that (i) in case of any requests or demands for the inspection of the Transfer Agent's Proprietary Information that arise from persons other than authorized officers of the Transfer Agent, the Fund will promptly notify the Transfer Agent and secure instructions from an authorized officer of the Transfer Agent as to such inspection and (ii) the Fund shall promptly notify an authorized officer of the Transfer Agent in writing of any and all legal actions received by or served on the Fund with respect to the Transfer Agent, and shall use its best efforts to promptly notify the Transfer Agent of all contacts and/or correspondence received by the Fund from any regulatory department or agency or other governmental authority purporting to regulate the Transfer Agent and not the Fund, regarding the Fund's duties and activities performed in connection with this Agreement, and will cooperate with the Transfer Agent in responding to such legal actions, contacts and/or correspondence. Notwithstanding the restrictions on the Transfer Agent's Proprietary Information described herein, when required by law, court order or regulatory authority, the Fund will disclose such Transfer Agent Proprietary Information as it deems reasonable and appropriate when required to do so by law, court order or regulatory authority. The Fund and the Transfer Agent will agree on reasonable procedures regarding such required disclosure and the Fund will make every reasonable effort to notify the Transfer Agent of requests for such information by the Securities and Exchange Commission or any other federal or State securities regulatory agencies prior to the release of such records.

7.    Indemnification

  7.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent and the Bank, as to Section 7.1(e), harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

      (a)All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), provided that such actions are taken in good faith and without negligence or willful misconduct;

      (b)The Fund's lack of good faith, negligence or willful misconduct;

      (c)The reliance  upon,  and  any  subsequent  use  of  or  action taken or omitted,  by  the  Transfer  Agent,  or  its  agents or subcontractors  in connection with this Agreement on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, including email, or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Fund or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

      (d)The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

      (e)The negotiation and processing of any checks, wires and ACH payments including without limitation for deposit into the Fund's demand deposit account maintained by the Transfer Agent; provided, however, that in negotiating and processing such check, wire or ACH item the Transfer Agent has acted in a commercially reasonable manner consistent with its standard of care and with the Fund's check acceptance policies or instructions as provided to the Transfer Agent; and provided further, that in the event of a loss related to this section, the parties agree to work together to mitigate such loss and the Transfer Agent and the Bank agree to pursue, to the extent available under the Uniform Commercial Code or ACH network rules, all reasonable claims against other banking entities involved in the processing of the check, wire or ACH payment.

      (f)Upon the Fund's request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

  7.2 The Transfer Agent shall, subject to the provisions of Section 8 below, indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any claim that any aspect of the services or systems provided under, and used within the scope of, this Agreement infringes any U.S. patent, copyright, trade secret or other intellectual property rights. With respect to any such claims, the Transfer Agent may, in its sole discretion, either (i) procure for the Fund a right to continue to use such service or system, (ii) replace or modify the service or system so as to be non-infringing without materially affecting the functions of the service or system, or (iii) if, in the Transfer Agent's reasonable discretion, the actions described in (i) and
      (ii) are not capable of being accomplished on commercially reasonable terms, terminate this Agreement with respect to the affected service or system. Notwithstanding the foregoing, the Transfer Agent shall have no liability or obligation of indemnity for any claim which is based upon a modification of a service or system by anyone other than the Transfer Agent, use of such service or system other than in accordance with the terms of this Agreement, or use of such service or system in combination with other software or hardware not provided by the Transfer Agent if infringement could have been avoided by not using the service or system in combination with such other software or hardware.

  7.3 In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or in the name of the Transfer Agent. The Transfer Agent shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Transfer Agent except with the Fund's prior written consent.

8.    Standard of Care/Limitation of Liability

      The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 8 of this Agreement. Notwithstanding the foregoing, the Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided by the Transfer Agent under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate of the amounts actually received hereunder by the Transfer Agent as fees and charges, but not including reimbursable expenses, during the twenty-four (24) calendar months immediately preceding the event for which recovery from the Transfer Agent is being sought. The limit on liability shall not apply to losses of the Fund resulting from any fraud committed by the Transfer Agent's employees or any intentional malevolent violations by the Transfer Agent's employees. For purposes of this Agreement, "intentional malevolent violations" shall mean those acts undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act violates the Transfer Agent's obligations under this Agreement and is likely to cause danger or harm to the Fund or its Shareholders.

9.    Confidentiality

   a.1All  Fund  Confidential  Information (defined below) shall be deemed to be proprietary and the Transfer Agent shall hold all such information confidential and in strict confidence and shall not disclose it to any third party, except to the extent necessary to perform the Services hereunder and then only pursuant to an independent obligation of such third party to maintain the confidentiality of such information on substantially the same terms as set forth herein, unless Proper Instructions to make such disclosure have been given by the Fund. "Fund Confidential Information" shall mean any information obtained by or on behalf of the Transfer Agent from, or disclosed to the Transfer Agent or its representatives by, the Fund or any Shareholder of the Fund, or created by the Fund that relates to the Fund's past, present or future activities, whether any of such information is in oral or printed form or on any computer disks, computer tapes, or other electronic or magnetic formats, including, without limitation, (i) non-public personal information, financial statements and financial data concerning Shareholders, (ii) investments and transactions of and by Shareholders,
      (iii) Shareholders related information, (iv) any communications with Shareholders (including, without limitation, tape recorded conversations) in connection with the provision of the services or which results from the provision of the services and (v) any an all Fund-related policies an procedures, including but not limited to monitoring techniques, related to the discouragement of frequent trading and other undesirable practices. Under no circumstances shall the Transfer Agent's Proprietary Information be deemed to be Fund Confidential Information.

   a.2Fund Confidential Information shall not include all  or any portion of any of the foregoing items that: (i) is Transfer Agent Proprietary Information, or (ii) is independently developed by the Transfer Agent without reference to information provided by the Fund. With respect to exception (ii), the burden shall be on the Transfer Agent to demonstrate, through appropriate documentation, the applicability of such exception.

   a.3Section 9.1  shall  not  restrict  any  disclosure  required to be made by
      Applicable Law, except that (i) in case of any requests or demands for the inspection of Fund Confidential Information that arise from persons other than authorized officers of the Fund, the Transfer Agent will (other than standard requests (i.e. divorce and criminal actions) pursuant to subpoenas of state or federal government authorities promptly notify the Fund and secure instructions from an authorized officer of the Fund as to such inspection and (ii) the Transfer Agent shall promptly notify an authorized officer of the Fund in accordance with mutually agreed upon procedures of any and all legal actions received by or served on the Transfer Agent with respect to the Fund, and shall use its best efforts to promptly notify the Fund of all contacts and/or correspondence received by the Transfer Agent from any regulatory department or agency or other government authority purporting to regulate the Fund and not the Transfer Agent, regarding the Transfer Agent's duties and activities performed in connection with this Agreement, and will cooperate with the Fund in responding to such legal actions, contacts and/or correspondence. Notwithstanding the restrictions on Fund Confidential Information described herein, when required by law, court order or regulatory authority, the Transfer Agent will disclose such Fund Confidential Information as it deems reasonable and appropriate when required to do so by law, court order or regulatory authority. The Fund and the Transfer Agent will make every reasonable effort to notify the Fund of requests for such information by the Securities and Exchange Commission or any other federal or State regulatory agencies prior to the release of such records.

   a.4The Transfer Agent shall maintain reasonable safeguards for maintaining in confidence any and all Fund Confidential Information for the purpose other than as specifically authorized by this Agreement, or in writing by the Fund.

   a.5Upon termination of this Agreement, or as other wise requested by the Fund, all Fund Confidential Information held by, or on behalf of, the Transfer Agent shall, at the expense of the affected Fund, be promptly returned to the Fund, or an authorized officer of the Transfer Agent will certify to the Fund in writing that all such information has been destroyed. Sections 2.2, 2.4 and 2.6 of this Agreement shall survive any termination of this Agreement for so long as any such expenses referenced in this Section 9.5 remains outstanding.

   a.6The Transfer Agent acknowledges that its obligation  to protect the Fund's
      Confidential Information is essential to the business interest of the Fund and that the disclosure of such information in breach of this Agreement may cause the Fund immediate, substantial and irreparable harm, the value of which would be difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or sue of the Fund Confidential Information in breach of this Agreement, the Fund shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

10.   Covenants of the Fund and the Transfer Agent

  10.1The Fund shall promptly furnish to the Transfer Agent the following:

      (a)A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

      (b)A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

  10.2The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

   a.3The Transfer Agent shall  keep  records  relating  to  the  services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

   a.4The Transfer Agent maintains, and covenants that during the Term hereof it shall continue to maintain, fidelity bond coverage concerning larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in such amounts, and with such carriers, as are commercially reasonable in light of the Transfer Agent's duties and responsibilities hereunder. Upon the request of the Funds, the Transfer Agent shall provide evidence that such coverage is in place. The Transfer Agent shall, promptly upon the receipt of any such notice by any applicable carrier, notify the Fund should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefor.

  10.5The Transfer  Agent  shall  maintain  at  a location other than its normal location appropriate redundant facilities for operational back up in the event of a power failure, disaster or other interruption. The Transfer Agent shall continuously back up Fund records, and shall store the back up in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the Fund records, will be maintained intact and will enable the Transfer Agent to perform under this Agreement. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Fund. The Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Fund may participate in such test. Following such test, upon request by the Fund, the Transfer Agent will provide the Fund with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Transfer Agent's provision of services under this Agreement, the Transfer Agent will notify the Fund of the disruption and the steps being implemented under the business continuity plan.

11.   Termination of Agreement

   a.1Term.  The initial term of this Agreement (the "Initial  Term")  shall  be two (2) years from the date first stated above unless terminated pursuant to the provisions of this Section 11. Unless a terminating party gives written notice to the other party one hundred and twenty (120) days before the expiration of the Initial Term or any Renewal Term, this Agreement will renew automatically from year to year (each such year-to-year renewal term a "Renewal Term"). One hundred and twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. Otherwise, the fees shall be increased pursuant to Section 2.5 of this
      Agreement. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of deconversion.

   a.2Early Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event that this Agreement is terminated or not renewed, or should the Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice, the Transfer Agent shall make a good faith effort to facilitate the conversion on the termination date or earlier conversion date (subject to recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time); however, there can be no guarantee or assurance that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, if prior to the expiration of the then current Initial or Renewal Term the Fund should convert all or substantially all of such services to a successor service provider, or if the Fund or substantially all of its portfolios are liquidated or all or substantially all of its assets merged or purchased or the like with or by another entity which does not utilize the services of the Transfer Agent, its affiliates or the TA2000 platform as set forth below, then the fees payable to the Transfer Agent shall be calculated as if the services had been performed by the Transfer Agent until the expiration of the then current Initial or Renewal Term (but not to exceed four (4) months of fees) and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to the Transfer Agent, and the payment of all fees to the Transfer Agent as set forth herein shall be due at the time of the conversion or termination of services ("Early Termination Payment"). The Early Termination Payment shall not apply in the event of a termination by the Fund for cause pursuant to Section 11.7 or due to the Transfer Agent's bankruptcy pursuant to Section 11.6. In the event that
      (i) the Fund terminates this Agreement as the result of its acquisition by or merger into another fund and such other fund's shareholder records are, at the time of such acquisition or merger, maintained by the Transfer Agent or its affiliates, or (ii) the Fund wishes to move its transfer agency servicing operation from the Transfer Agent to an affiliated entity or another DST TA2000 platform (i.e., become a remote user of DST's TA2000) as the result of Fund's acquisition by or merger into another fund, then the parties agree to negotiate in good faith to determine whether or to what extent the Early Termination Payment shall apply to such termination.

   a.3Expiration of Term.   During  the  Initial Term or Renewal Term, whichever
      currently is in effect, should either party exercise its right to terminate, all out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination.

   a.4Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

   a.5Unpaid Invoices.  The Transfer Agent may terminate this  Agreement  thirty
      (30) days after notice to the Fund and its administrator that upon an invoice has remained outstanding for more than sixty (60) days, except with respect to any amount subject to a good faith dispute within the meaning of Section 2.4 of this Agreement.

   a.6Bankruptcy. Either party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

   a.7Cause. If either of the parties hereto breaches any material provision of this Agreement, or becomes in default in the performance of its duties or obligations hereunder, then in each case the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure such default. If the defaulting party fails to cure such default within thirty
      (30) days of receipt of such notice, or within such other period of time as the parties may agree is necessary for such cure, then the non-defaulting party may terminate this Agreement upon notice of not less than five (5) days to the defaulting party.

12.   Assignment and Third Party Beneficiaries

   a.1Except as provided in Section 13.1 below neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

   a.2Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

   a.3This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in Section 13.1, neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

13.   Subcontractors

   a.1The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with a subsidiary or affiliate duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended; provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of such subsidiary or affiliate as it is for its own acts and omissions.

  13.2Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

 14.  Miscellaneous

  14.1Amendment.   This  Agreement  may  be  amended  or  modified by a  written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

  14.2Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

  14.3Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

  14.4Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder. For purposes of this Agreement, any cost of reprocessing transactions, of compensating Shareholders for losses of interest, and/or reimbursement for fund dilution, in any case resulting from the processing of trades at an incorrect NAV shall be deemed to be actual damages and not special, indirect or consequential damages subject to the limitation contained in this Section 14.4.

  14.5Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

  14.6Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

  14.7Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

  14.8Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

  14.9Merger  of  Agreement.   This Agreement constitutes the  entire  agreement
      between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

 14.10Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

 14.11.Reproduction of Documents.  This  Agreement  and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

 14.12Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                  (a)    If to the Transfer Agent, to:

                         Boston Financial Data Services, Inc.
                         2 Heritage Drive
                         North Quincy, Massachusetts 02171
                         Attention: Legal Department
                         Facsimile: (617) 483-2490

                  (b)    If to the Fund, to:

                         MTB Group of Funds
                         5800 Corporate Drive
                         Pittsburgh, Pennsylvania, 15237-7010
                         Attention: Secretary
                         Facsimile: (412) 288-8141

15.   Additional Funds

      In the event that the Fund establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

16.   Limitations of Liability of the Trustees and Shareholders

      The execution and delivery of this Agreement have been authorized by the Board of the Fund and signed by an authorized officer of such Fund, acting as such, and neither such authorization by the Board nor the execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the members of the Board of the Fund, but bind only the property of the Fund as provided in, as applicable, the Fund's articles of incorporation or declaration of trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                      MTB GROUP OF FUNDS



                                      By:  /s/ Kenneth G. Thompson
                                      Kenneth G. Thompson, Vice President

ATTEST:


/s/ C. Grant Anderson
Secretary


                                      BOSTON FINANCIAL DATA SERVICES, INC.


                                      By:  /s/ Richard Johnson
                                      Richard Johnson, Divisional Vice President



ATTEST:


/s/ Joanne M. Lacey

                                   SCHEDULE A

                             Dated: October 1, 2005

MTB Balanced Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Equity Income Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Equity Index Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Income Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Intermediate Term Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB International Equity Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Large Cap Growth Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Large Cap Growth Fund II
MTB Large Cap Value Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Large Cap Value Fund II
MTB Managed Allocation Fund -
   Aggressive Growth
      Class A Shares
      Class B Shares
MTB Managed Allocation Fund -
   Aggressive Growth II
MTB Managed Allocation Fund -
   Conservative Growth
      Class A Shares
      Class B Shares
MTB Managed Allocation Fund -
   Conservative Growth II


MTB Managed Allocation Fund -
   Moderate Growth
      Class A Shares
      Class B Shares
MTB Managed Allocation Fund -
   Moderate Growth II
MTB Maryland Municipal Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Mid Cap Growth Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Mid Cap Stock Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Money Market Fund
   Class A Shares
   Class B Shares
   Class S Shares
   Institutional I Shares
   Institutional II Shares
   Institutional Shares
MTB Multi Cap Growth Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB New York Municipal Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB New York Tax-Free Money Market Fund
   Class A Shares
   Institutional I Shares
MTB Pennsylvania Municipal Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Pennsylvania Tax-Free Money Market Fund
   Class A Shares
   Institutional I Shares

                                   SCHEDULE A
                             Dated: October 1, 2005


MTB Prime Money Market Fund
   Institutional Shares
MTB Short Duration Government Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Short-Term Corporate Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Small Cap Growth Fund
   Class A Shares
   Class B Shares
   Class C Shares
   Institutional I Shares
MTB Small Cap Stock Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB Tax-Free Money Market Fund
   Class A Shares
   Institutional I Shares
   Institutional II Shares


MTB U.S. Government Bond Fund
   Class A Shares
   Class B Shares
   Institutional I Shares
MTB U.S. Government Money Market Fund
   Class A Shares
   Institutional I Shares
   Institutional II Shares
MTB U.S. Treasury Money Market Fund
   Class A Shares
   Class S Shares
   Institutional I Shares
   Institutional II Shares





MTB GROUP OF FUNDS                    BOSTON FINANCIAL DATA SERVICES, INC.



By:  /s/ Kenneth G. Thompson          By:  /s/ Richard Johnson
Kenneth G. Thompson                   Richard Johnson, Divisional Vice President

                                SCHEDULE 1.2(I)
                             DATED: OCTOBER 1, 2005

         MTB GROUP OF FUNDS, INC./ BOSTON FINANCIAL DATA SERVICES, INC.
                             RESPONSIBILITY MATRIX

X X= Transfer Agent began August 1st, 2005 when PO Box was redirected to Boston and now may be a shared function.


                                          FUND    TRANSFER
                                                   AGENT

TRANSACTION PROCESSING
New account set up                         X         XX
Check Purchases                                      X
Exchange                                   X         XX
Redemption trades                          X         XX
Transfer/Re-registration                   X         XX
Bank Wire instructions                               X
Adjustment requests/approvals              X
Adjustment trades                                    X
Maintenance transactions                   X         X
Bulk Rep changes                                     X
Dealer set up / maintenance                          X
Establishing Omnibus Accounts              X         X

CUSTOMER SERVICE
Inbound customer calls                     X
Outbound customer calls                    X         XX
Telephone trades                           X
Correspondence                             X         XX

INCOMING MAIL                              X         X
Scan to AWD                                          X
AWD Fax in                                           X
Medallion Guarantee Validation                       XX
RPO Mail                                   X

OPERATIONS SUPPORT
Error report review                        X         X
Redemption check pulls/overnights                    X
Authorize wire releases                    X
Release redemption wires                             X
Checkwriting Approval                      X

COMPLIANCE
User/data security                                   X
Reconcile/deposit federal, state and
backup withholding                                   X
Reconcile tax reporting, prepare and
file with IRS                                        X
Monitor as of trade activity               X         X
CIP                                        X         X
Suspicious Activity                                  X
Suspicious Activity Reporting              X         X

                             DATED: OCTOBER 1, 2005

               MTB FUNDS / BOSTON FINANCIAL RESPONSIBILITY MATRIX
                                                 FUND  TRANSFER AGENT
 COMPLIANCE (CONT'D)
 Cash Equivalent reporting                                   X
 OFAC                                                        X
 Escheatment Review of Reports                    X
 Escheatment Processing                                      X
 Custodial Agreements                                        X
 Market Timing monitoring                         X
 Late day trading monitoring (based on User ID)   X          X
 Lost Shareholder monitoring                      X

 RECON/CONTROL/COMMISSIONS
 12B-1 execution and payout                                  X
 Dividend/ Cap Gain calc                                     X
 Maintain fee tables                                         X
 Reconcile daily activity                                    X
 Commission balancing and remittance                         X
 Prepare manual checks                                       X
 Daily pricing and dividend rates                            X
 Estimates                                                   X
 Dealer promotions                                           X

 SYSTEM SUPPORT
 Fund option files                                           X
 Transmission set up /  monitoring                           X
 New Fund Implementation                                     X
 System Enhancements                              X          X

 MEDIA/OUTPUT
 Tax reporting                                               X
 Year end letters                                 X
 Daily confirmation statements                               X
 Monthly, Quarterly Investor stmts                           X
 W-9 solicitations                                           X
 Average Cost stmts                                          X
 Adhoc/scheduled reporting                                   X

MTB GROUP OF FUNDS                    BOSTON FINANCIAL DATA SERVICES, INC.



By:  /s/ Kenneth G. Thompson          By:  /s/ Richard Johnson
Kenneth G. Thompson                   Richard Johnson, Divisional Vice President

                                SCHEDULE 1.2(J)
                                 AML DELEGATION
                            DATED:  OCTOBER 1, 2005



1. Delegation. In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the "USA PATRIOT Act"), the Fund has developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. The Fund is desirous of having the Transfer Agent perform certain delegated duties pursuant to the AML Program and the Transfer Agent desires to accept such delegation.

2. Limitation on Delegation. The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those duties that have been expressly delegated on this
      Schedule 1.2(j) (the "Delegated Duties"), as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

3. Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

4.    Delegated Duties

   4.1Consistent with the services provided by the Transfer Agent and with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

                                SCHEDULE 1.2(J)
                                 AML DELEGATION
                                  (CONTINUED)



      (a) Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

      (b)  Review special payee checks through OFAC database;

      (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

      (d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

      (e) Review accounts with small balances followed by large purchases;

      (f) Review accounts with frequent activity within a specified date range followed by a large redemption;

      (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

      (h) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Shareholder notices required by the IRS;

      (i) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

      (j) Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames; and

                                   SCHEDULE 1.2(J)
                                    AML DELEGATION
                                     (CONTINUED)



  (k) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties) (i) verify the identity of any person seeking to open an account with the Fund, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency.

  4.2 In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by applicable law.





















MTB GROUP OF FUNDS                    BOSTON FINANCIAL DATA SERVICES, INC.



By:  /s/ Kenneth G. Thompson          By:  /s/ Richard Johnson
Kenneth G. Thompson                   Richard Johnson, Divisional Vice President




6